Exhibit 5.1

August 7, 2020

DiaMedica Therapeutics Inc.

Suite 260, Two Carlson Parkway
Minneapolis, Minnesota 55447

Dear Sirs/Mesdames:

RE: DiaMedica Therapeutics Inc. – Registration Statement on Form S-3

We have acted as special Canadian counsel for DiaMedica Therapeutics Inc. (the “Company”), a corporation existing under the laws of the Province of British Columbia (the “Province”), in connection with the offering by the Company of 4,600,000 common shares in the capital of the Company (the “Common Shares”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-235775) (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement related to the offering and sale of the Common Shares to be filed by the Company with the SEC pursuant to Rule 424(b) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”). We understand that the Common Shares are to be sold to the underwriter for resale to the public as described in the Prospectus and pursuant to an underwriting agreement, substantially in the form attached as an exhibit to a Current Report on Form 8-K to be filed by the Company with the SEC for incorporation by reference into the Registration Statement, to be entered into by and among the Company and Guggenheim Securities, LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”).

In connection with giving this opinion, we have examined the Registration Statement (including exhibits thereto) and the Prospectus. We have also examined copies such public and corporate records, certificates, instruments and other documents as we have considered necessary and relevant as the basis for the opinions set forth herein. With respect to the accuracy of factual matters material to this opinion we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Company.

In giving this opinion, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity and completeness of all documents examined by us and the conformity to authentic original documents of all copies, certified or otherwise, photocopies and facsimiles examined by us. We have also considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

The term “fully paid and non-assessable” as used in this opinion means that a holder of a Common Share will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such securities or as to the adequacy of any consideration received.

The opinion expressed herein is limited to matters governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Based upon and subject to the foregoing, we are of the opinion that the Common Shares to be issued and sold by the Company have been duly authorized by the Company and, when the Common Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, the Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

We hereby consent to the reference of our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K to be field by the Company with the SEC for incorporation by reference into the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is effective as at the date hereof and is based upon laws in effect and facts in existence as at the date hereof. We express no opinion as to the effect of future laws or judicial decisions on the subject matter hereof, nor do we undertake any duty to modify this opinion to reflect subsequent facts or developments concerning the Company or developments in the law occurring after the date hereof.

Yours truly

Pushor Mitchell LLP (signed)

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